Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238872 on Form S-1 of our report dated March 2, 2020, relating to the financial statements and financial statement schedule of Richfield Orion International, Inc., (the “Company”).

/s/ Michael Coglianese, CPA PC

Bloomingdale, IL

January 11, 2021